SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

WHEELING-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Wheeling-Pittsburgh Corporation (the “Company”) announced that it has amended the notes issued in March 2006 to affiliates of James P. Bouchard, the Company’s Chairman and Chief Executive Officer, and Craig T. Bouchard, the Company’s Vice Chairman and President. Because the original notes could convert into common stock of the Company at a price less than the market value of the Company’s common stock on the date of note issuance, NASDAQ staff advised that the issuance of notes to affiliates of Messrs. Bouchard is considered a form of “equity compensation.” Such compensation would require shareholder approval prior to issuance under Marketplace Rule 4350(i)(1)(A). The amendments to these notes include a provision that any conversion into Company common stock would be at the closing price of the Company’s common stock on March 15, 2007, or $24.51. On June 13, 2007, the Company received a letter from NASDAQ confirming that the Company is in compliance with the NASDAQ Rules and that this matter is closed.

Under Nasdaq Marketplace Rules, the Company is required to disclose receipt of the Nasdaq letter and, pursuant to Marketplace Rule 4803(a), issue a press release disclosing receipt of such letter and the Nasdaq rules upon which such letter was based. A copy of the press release, dated June 15, 2007, is attached as Exhibit 99.1 to this report. The exhibit is incorporated by reference into this Item 3.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ David A. Luptak
David A. Luptak
Executive Vice President, General Counsel and Secretary

Dated: June 15, 2007